Exhibit 21.1

Subsidiaries of the Company

The following is a complete list of the direct and indirect subsidiaries of Arch Coal, Inc., a Delaware corporation, including their respective states of incorporation or organization, as of February 28, 2013:

Arch Coal Asia-Pacific PTE. LTD. (Singapore)	100%
Arch of Australia PTY LTD (Australia)	100%
Arch Coal Australia PTY LTD (Australia)	100%
Arch Coal Australia Holdings PTY LTD (Australia)	100%

Arch Coal Europe Limited (United Kingdom)	100%

Arch Reclamation Services, Inc. (Delaware)	100%

Arch Western Acquisition Corporation (Delaware)	100%
Arch Western Acquisition, LLC (Delaware)	100%
Arch Western Resources, LLC (Delaware)	0.5%
Arch Western Resources, LLC (Delaware)	99.5%
Arch of Wyoming, LLC (Delaware)	100%
Arch Western Finance, LLC (Delaware)	100%
Arch Western Bituminous Group, LLC (Delaware)	100%
Canyon Fuel Company, LLC (Delaware)	65%
Mountain Coal Company, L.L.C. (Delaware)	100%
Thunder Basin Coal Company, L.L.C. (Delaware)	100%
Triton Coal Company, LLC (Delaware)	100%
Ark Land Company (Delaware)	100%
Western Energy Resources, Inc. (Delaware)	100%
Ark Land KH, Inc. (Delaware)	100%
Ark Land LT, Inc. (Delaware)	100%
Ark Land WR, Inc. (Delaware)	100%

Allegheny Land Company (Delaware)	100%

Apogee Holdco, Inc. (Delaware)	100%

Arch Coal Sales Company, Inc. (Delaware)	100%
Arch Energy Resources, LLC (Delaware)	100%

Arch Coal Terminal, Inc. (Delaware)	100%

Arch Coal West, LLC (Delaware)	100%

Arch Development, LLC (Delaware)	100%

Arch Receivable Company, LLC (Delaware)	100%

Ashland Terminal, Inc. (Delaware)	100%

Canyon Fuel Company, LLC (Delaware)	35%

Catenary Coal Holdings, Inc. (Delaware)	100%
Cumberland River Coal Company (Delaware)	100%
Lone Mountain Processing, Inc. (Delaware)	100%
Powell Mountain Energy, LLC (Delaware)	100%

Catenary Holdco, Inc. (Delaware)	100%

Coal-Mac, Inc. (Kentucky)	100%

Energy Development Co. (Iowa)	100%

Hobet Holdco, Inc. (Delaware)	100%

International Coal Group, Inc. (Delaware)	100%
ICG, LLC (Delaware)	100%
ICG, Inc. (Delaware)	100%
ICG Beckley, LLC (Delaware)	100%
ICG Natural Resources, LLC (Delaware)	100%
ICG ADDCAR Systems, LLC (Delaware)	100%
ICG East Kentucky, LLC (Delaware)	100%
ICG Illinois, LLC (Delaware)	100%
ICG Knott County, LLC (Delaware)	100%
ICG Tygart Valley, LLC (Delaware)	100%
Shelby Run Mining Company, LLC (Delaware)	100%
ICG Eastern, LLC (Delaware)	100%
ICG Eastern Land, LLC (Delaware)	100%
ICG Hazard, LLC (Delaware)	100%
ICG Hazard Land, LLC (Delaware)	100%
CoalQuest Development LLC (Delaware)	100%
Hunter Ridge Holdings, Inc. (Delaware)	100%
Hunter Ridge, Inc. (Delaware)	100%
Hunter Ridge Coal Company (Delaware)	100%
White Wolf Energy, Inc. (Virginia)	100%
Bronco Mining Company, Inc. (West Virginia)	100%
Juliana Mining Company, Inc. (West Virginia)	100%
Hawthorne Coal Company, Inc. (West Virginia)	100%
Marine Coal Sales Company (Delaware)	100%
Upshur Property, Inc. (Delaware)	100%
King Knob Coal Co., Inc. (West Virginia)	100%
Vindex Energy Corporation (West Virginia)	100%
Patriot Mining Company, Inc. (West Virginia)	100%
Melrose Coal Company, Inc. (West Virginia)	100%
Wolf Run Mining Company (West Virginia)	100%
The Sycamore Group, LLC (West Virginia)	50%
Simba Group, Inc. (Delaware)	100%

Jacobs Ranch Holdings I LLC (Delaware)	100%
Jacobs Ranch Holdings II LLC (Delaware)	100%
Jacobs Ranch Coal LLC (Delaware)	100%

Mingo Logan Coal Company (Delaware)	100%

Mountain Gem Land, Inc. (West Virginia)	100%

Mountain Mining, Inc. (Delaware)	100%

Mountaineer Land Company (Delaware)	100%

Otter Creek Coal, LLC (Delaware)	100%

P.C. Holding, Inc. (Delaware)	100%

Prairie Holdings, Inc. (Delaware)	100%
Prairie Coal Company, LLC (Delaware)	100%

Saddleback Hills Coal Company (Delaware)	100%